Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FIRST QUARTER FISCAL 2012 RESULTS

RED BANK, NJ, March 7, 2012 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its first quarter ended January 31, 2012.

RESULTS FOR THE THREE MONTH PERIOD ENDED JANUARY 31, 2012:

●	Total revenues were $269.6 million in the fiscal 2012 first quarter compared with $252.6 million in the prior year’s first quarter.

●
Homebuilding gross margin percentage, before interest expense included in cost of sales, was 16.5% for the fiscal 2012 first quarter, compared to 16.9% during the first quarter of 2011 and 15.5% for the fourth quarter of fiscal 2011.

●
Total SG&A, which includes homebuilding selling, general and administrative and corporate general and administrative expenses, was $46.0 million for the quarter ended January 31, 2012 compared to $55.2 million in the 2011 first quarter and $57.8 million for the fourth quarter of fiscal 2011.

●	Consolidated pre-tax land-related charges for the three months ended January 31, 2012 were $3.3 million, compared with $13.5 million in the first quarter of the prior year.

●
Other operations was a loss of $5.4 million in the first quarter of 2012, $4.6 million of which is related to expenses associated with the $195 million debt for debt exchange offer completed during November 2011, compared with a loss of $0.9 million in the 2011 first quarter.

●
During the first quarter of fiscal 2012, $44.0 million of unsecured senior notes were repurchased for $20.5 million in cash, including accrued interest, resulting in a $24.7 million gain on extinguishment of debt.

●
Excluding land-related charges, expenses associated with the debt exchange offer and gain on extinguishment of debt, the pre-tax loss for the quarter ended January 31, 2012 was $34.3 million compared with $51.0 million in last year’s first quarter.

●	For the first quarter of 2012, the after-tax net loss was $18.3 million, or $0.17 per common share, compared with $64.1 million, or $0.82 per common share, in the same period of the prior year.

●	Net contracts for the three months ended January 31, 2012, including unconsolidated joint ventures, increased 27% to 1,079 homes compared with 850 homes during the same quarter a year ago.

●	Net contracts for the month of February 2012 were 528, an increase of 38% over the same month last year.

●
Contract backlog, as of January 31, 2012, including unconsolidated joint ventures, was 1,730 homes with a sales value of $578.4 million, which was an increase of 28% and 33%, respectively, compared to January 31, 2011.

●	The contract cancellation rate, excluding unconsolidated joint ventures, in the fiscal 2012 first quarter was 21%, compared with 22% in the prior year’s first quarter.

●
At January 31, 2012, there were 220 active selling communities, including unconsolidated joint ventures, compared with 201 active selling communities at January 31, 2011 and 214 active selling communities at October 31, 2011.

●	Deliveries, including unconsolidated joint ventures, were 1,012 homes for the fiscal 2012 first quarter, up 13% compared with 892 homes during the first quarter of 2011.

●
The valuation allowance was $905.2 million as of January 31, 2012.  The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes.  For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

CASH AND INVENTORY AS OF JANUARY 31, 2012:

●
After spending $74.1 million in the first quarter on land and land development and $42.6 million to complete the debt exchange offer and to repurchase debt, homebuilding cash was $201.7 million, as of January 31, 2012, including $35.7 million of restricted cash required to collateralize letters of credit.

●
Cash flow in the first quarter of fiscal 2012 was negative $49.3 million, after spending $74.1 million of cash to purchase approximately 690 lots and to develop land across the Company’s markets.  Excluding land and land development spending, cash flow would have been approximately $24.8 million positive in the first quarter of 2012.

●	As of January 31, 2012, the land position, including unconsolidated joint ventures, was 29,613 lots, consisting of 9,139 lots under option and 20,474 owned lots.

COMMENTS FROM MANAGEMENT:

“We were very pleased with the 27% year-over-year growth in net contracts, the 28% year-over-year increase in backlog and the 100 basis point sequential improvement in gross margin during our first quarter,” commented Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer.  “Additionally, the spring selling season is off to a good start in February 2012, with 38% year-over-year growth in net contracts and home prices remained relatively stable throughout the first quarter.  We are hopeful that these positive trends continue throughout the spring selling season,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2012 first quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, March 7, 2012.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com.  For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com.  The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES®, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes.  As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2011 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs, expenses associated with debt exchange offer and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures.  The most directly comparable GAAP financial measure is net loss.  The reconciliation of net loss to EBIT, EBITDA and Adjusted EBITDA is presented in a table attached to this earnings release.

Cash flow is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Net Cash provided by (or used in) Operating Activities.  The Company uses cash flow to mean the amount of Net Cash provided by (or used in) Operating Activities for the period, as reported on the Consolidated Statement of Cash Flows, excluding changes in mortgage notes receivable at the mortgage company, plus (or minus) the amount of Net Cash provided by (or used in) Investing Activities.  For the first quarter of 2012, cash flow was negative $49.3 million, which was derived from $43.1 million from net cash used in operating activities minus the change in mortgage notes receivable of $4.9 million  minus $1.3 million of net cash used in investing activities.

Loss Before Income Taxes Excluding Land-Related Charges, Expenses Associated with Debt Exchange Offer and Gain on Extinguishment of Debt is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Loss Before Income Taxes.  The reconciliation of Loss Before Income Taxes to Loss Before Income Taxes Excluding Land-Related Charges, Expenses Associated with Debt Exchange Offer and Gain on Extinguishment of Debt is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company's sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims by mortgage investors, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) changes in tax laws affecting the after-tax costs of owning a home, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2011. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

 (Financial Tables Follow)

Hovnanian Enterprises, Inc.
January 31, 2012
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	January 31,
	2012	2011
	(Unaudited)
Total Revenues	$269,599	$252,567
Costs and Expenses (a)	311,836	316,138
Gain on Extinguishment of Debt	24,698	-
Loss from Unconsolidated Joint Ventures	(23)	(992)
Loss Before Income Taxes	(17,562)	(64,563)
Income Tax Provision (Benefit)	703	(421)
Net Loss	$(18,265)	$(64,142)

Per Share Data:
Basic:
Loss Per Common Share	$(0.17)	$(0.82)
Weighted Average Number of Common Shares Outstanding (b)	108,735	78,598
Assuming Dilution:
Loss Income Per Common Share	$(0.17)	$(0.82)
Weighted Average Number of Common Shares Outstanding (b)	108,735	78,598

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
January 31, 2012
Reconciliation of Loss Before Income Taxes Excluding Land-Related
Charges, Expenses Associated with Debt Exchange Offer and Gain on Extinguishment of Debt to Loss Before Income Taxes
(Dollars in Thousands)

	Three Months Ended
	January 31,
	2012	2011
	(Unaudited)
Loss Before Income Taxes	$(17,562)	$(64,563)
Inventory Impairment Loss and Land Option Write-Offs	3,325	13,525
Expenses Associated with Debt Exchange Offer (a)	4,594	-
Gain on Extinguishment of Debt	(24,698)	-
Loss Before Income Taxes Excluding Land-Related Charges, Expenses Associated with Debt Exchange Offer and Gain on Extinguishment of Debt (b)	$(34,341)	$(51,038)

(a) Included in Other operations on the Condensed Consolidated Statements of Operations.
(b) Loss Before Income Taxes Excluding Land-Related Charges, Expenses Associated with Debt Exchange Offer and Gain on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
January 31, 2012
Gross Margin
(Dollars in Thousands)

	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2012	2011
	(Unaudited)
Sale of Homes	$252,330	$235,885
Cost of Sales, Excluding Interest (a)	210,573	195,914
Homebuilding Gross Margin, Excluding Interest	41,757	39,971
Homebuilding Cost of Sales Interest	10,936	13,493
Homebuilding Gross Margin, Including Interest	$30,821	$26,478

Gross Margin Percentage, Excluding Interest	16.5%	16.9%
Gross Margin Percentage, Including Interest	12.2%	11.2%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2012	2011
	(Unaudited)
Land Sales	$8,604	$8,043
Cost of Sales, Excluding Interest (a)	6,854	5,516
Land Sales Gross Margin, Excluding Interest	1,750	2,527
Land Sales Interest	1,540	2,133
Land Sales Gross Margin, Including Interest	$210	$394

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
January 31, 2012
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)

	Three Months Ended
	January 31,
	2012	2011
	(Unaudited)
Net Loss	$(18,265)	$(64,142)
Income Tax Provision (Benefit)	703	(421)
Interest Expense	34,471	39,611
EBIT (a)	16,909	(24,952)
Depreciation	1,658	2,319
Amortization of Debt Costs	963	846
EBITDA (b)	19,530	(21,787)
Inventory Impairment Loss and Land Option Write-offs	3,325	13,525
Expenses Associated with Debt Exchange Offer	4,594	-
Gain on Extinguishment of Debt	(24,698)	-
Adjusted EBITDA (c)	$2,751	$(8,262)

Interest Incurred	$36,345	$37,827

Adjusted EBITDA to Interest Incurred	0.08	(0.22)

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.
(b)  EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss.  EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c)  Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss.  Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, expenses associated with debt exchange offer, and gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
January 31, 2012
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended
	January 31,
	2012	2011
	(Unaudited)
Interest Capitalized at Beginning of Period	$121,441	$136,288
Plus Interest Incurred	36,345	37,827
Less Interest Expensed	34,471	39,611
Interest Capitalized at End of Period (a)	$123,315	$134,504

(a)  The Company incurred significant inventory impairments in recent years, which are determined based on total inventory including capitalized interest.  However, the capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands)

	January 31, 2012	October 31, 2011
ASSETS	(Unaudited)	(1)

Homebuilding:
Cash and cash equivalents	$166,033	$244,356

Restricted cash	49,483	73,539

Inventories:
Sold and unsold homes and lots under development	735,364	720,149

Land and land options held for future development or sale	243,100	245,529

Consolidated inventory not owned - Specific performance options	387	2,434

Total inventories	978,851	968,112

Investments in and advances to unconsolidated joint ventures	58,757	57,826

Receivables, deposits, and notes	53,385	52,277

Property, plant, and equipment – net	52,010	53,266

Prepaid expenses and other assets	66,700	67,698

Total homebuilding	1,425,219	1,517,074

Financial services:
Cash and cash equivalents	3,656	6,384
Restricted cash	3,497	4,079
Mortgage loans held for sale	67,230	72,172
Other assets	2,121	2,471

Total financial services	76,504	85,106

Total assets	$1,501,723	$1,602,180

(1) Derived from the audited balance sheet as of October 31, 2011.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	January 31, 2012	October 31, 2011
LIABILITIES AND EQUITY	(Unaudited)	(1)

Homebuilding:
Nonrecourse land mortgages	$29,322	$26,121
Accounts payable and other liabilities	266,043	303,633
Customers’ deposits	17,925	16,670
Nonrecourse mortgages secured by operating properties	19,510	19,748
Liabilities from inventory not owned	387	2,434

Total homebuilding	333,187	368,606

Financial services:
Accounts payable and other liabilities	14,067	14,517
Mortgage warehouse line of credit	49,043	49,729

Total financial services	63,110	64,246

Notes payable:
Senior secured notes	966,441	786,585
Senior notes	565,691	802,862
TEU senior subordinated amortizing notes	12,162	13,323
Accrued interest	32,399	21,331

Total notes payable	1,576,693	1,624,101

Income taxes payable	42,520	41,829

Total liabilities	2,015,510	2,098,782

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000 at January 31, 2012 and at October 31, 2011	135,299	135,299
Common stock, Class A, $.01 par value – authorized Investments in and advances to unconsolidated 200,000,000 shares; issued 93,742,999 shares at January 31, 2012 and 92,141,492 shares at October 31, 2011 (including 11,760,763 and 11,694,720 shares at January 31, 2012 and October 31, 2011, respectively, held in Treasury)	937	921
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) – authorized 30,000,000 shares; issued 15,353,126 shares at January 31, 2012 and 15,252,212 shares at October 31, 2011 (including 691,748 shares at January 31, 2012 and October 31, 2011 held in Treasury)	154	153
Paid in capital - common stock	592,781	591,696
Accumulated deficit	(1,127,771)	(1,109,506)
Treasury stock - at cost	(115,360)	(115,257)

Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(513,960)	(496,694)

Noncontrolling interest in consolidated joint ventures	173	92

Total equity deficit	(513,787)	(496,602)

Total liabilities and equity	$1,501,723	$1,602,180

(1) Derived from the audited balance sheet as of October 31, 2011.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands Except Per Share Data) (Unaudited)

	Three Months Ended January 31,
	2012	2011
Revenues:
Homebuilding:
Sale of homes	$252,330	$235,885
Land sales and other revenues	10,579	9,588

Total homebuilding	262,909	245,473
Financial services	6,690	7,094

Total revenues	269,599	252,567

Expenses:
Homebuilding:
Cost of sales, excluding interest	217,427	201,430
Cost of sales interest	12,476	15,626
Inventory impairment loss and land option write-offs	3,325	13,525

Total cost of sales	233,228	230,581

Selling, general and administrative	33,254	40,207

Total homebuilding expenses	266,482	270,788

Financial services	5,177	5,470

Corporate general and administrative	12,784	15,008

Other interest	21,995	23,985

Other operations	5,398	887

Total expenses	311,836	316,138

Gain on extinguishment of debt	24,698	-

Loss from unconsolidated joint ventures	(23)	(992)

Loss before income taxes	(17,562)	(64,563)

State and federal income tax provision (benefit):
State	633	665
Federal	70	(1,086)

Total income taxes	703	(421)

Net loss	$(18,265)	$(64,142)

Per share data:
Basic:
Loss per common share	$(0.17)	$(0.82)
Weighted-average number of common shares outstanding	108,735	78,598

Assuming dilution:
Loss per common share	$(0.17)	$(0.82)
Weighted-average number of common shares outstanding	108,735	78,598

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

				Communities Under Development
				Three Months - January 31, 2012
	Net Contracts			Deliveries			Contract
	Three Months Ending			Three Months Ending			Backlog
	January 31,			January 31,			January 31,
	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
Northeast
Home	68	92	(26.1)%	76	101	(24.8)%	257	227	13.2%
Dollars	$28,198	$37,435	(24.7)%	$33,077	$43,285	(23.6)%	$106,724	$90,400	18.1%
Avg. Price	$414,678	$406,899	1.9%	$435,224	$428,564	1.6%	$415,273	$398,238	4.3%
Mid Atlantic
Home	127	127	0.0%	126	121	4.1%	326	268	21.6%
Dollars	$49,622	$52,013	(4.6)%	$53,113	$46,263	14.8%	$133,916	$112,268	19.3%
Avg. Price	$390,726	$409,556	(4.6)%	$421,532	$382,339	10.3%	$410,788	$418,910	(1.9)%
Midwest
Home	143	65	120.0%	80	81	(1.2)%	289	206	40.3%
Dollars	$28,408	$12,331	130.4%	$18,157	$14,034	29.4%	$56,162	$33,987	65.2%
Avg. Price	$198,659	$189,709	4.7%	$226,963	$173,259	31.0%	$194,331	$164,985	17.8%
Southeast
Home	108	68	58.8%	87	68	27.9%	145	82	76.8%
Dollars	$24,471	$15,640	56.5%	$20,125	$15,504	29.8%	$34,430	$20,525	67.7%
Avg. Price	$226,585	$230,002	(1.5)%	$231,322	$228,000	1.5%	$237,453	$250,308	(5.1)%
Southwest
Home	398	357	11.5%	388	360	7.8%	341	334	2.1%
Dollars	$103,860	$85,787	21.1%	$91,153	$87,227	4.5%	$99,650	$90,045	10.7%
Avg. Price	$260,954	$240,298	8.6%	$234,930	$242,297	(3.0)%	$292,225	$269,596	8.4%
West
Home	96	83	15.7%	132	114	15.8%	80	79	1.3%
Dollars	$30,206	$22,282	35.6%	$36,705	$29,573	24.1%	$26,487	$20,353	30.1%
Avg. Price	$314,650	$268,461	17.2%	$278,068	$259,412	7.2%	$331,071	$257,632	28.5%
Consolidated Total
Home	940	792	18.7%	889	845	5.2%	1,438	1,196	20.2%
Dollars	$264,765	$225,488	17.4%	$252,330	$235,886	7.0%	$457,369	$367,578	24.4%
Avg. Price	$281,665	$284,707	(1.1)%	$283,836	$279,155	1.7%	$318,059	$307,339	3.5%
Unconsolidated Joint Ventures
Home	139	58	139.7%	123	47	161.7%	292	156	87.2%
Dollars	$61,212	$23,596	159.4%	$52,400	$22,534	132.5%	$121,070	$68,134	77.7%
Avg. Price	$440,372	$406,830	8.2%	$426,013	$479,456	(11.1)%	$414,625	$436,758	(5.1)%
Grand Total
Home	1,079	850	26.9%	1,012	892	13.5%	1,730	1,352	28.0%
Dollars	$325,977	$249,084	30.9%	$304,730	$258,420	17.9%	$578,439	$435,712	32.8%
Avg. Price	$302,111	$293,040	3.1%	$301,116	$289,709	3.9%	$334,358	$322,272	3.8%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.